UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) June 4, 2015

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Sinclair Broadcast Group, Inc. (the “Company”) was held on June 4, 2015.  At the meeting, two items, as set forth in the Proxy Statement, were submitted to the shareholders for a vote.

Proposal 1: Election of Directors

In response to Proposal 1, the shareholders elected all persons nominated for directors as set forth in the Proxy Statement, for a term expiring at the next annual shareholders meeting in 2016 or until their respective successors have been elected and qualified.  The table below sets forth the results of the voting for nominated directors:

Election of Directors	For	Against or Withheld	Broker Non-Votes
David D. Smith	301,022,867	8,523,176	6,448,164
Frederick G. Smith	298,997,863	10,548,180	6,448,164
J. Duncan Smith	299,000,270	10,545,773	6,448,164
Robert E. Smith	298,999,084	10,546,959	6,448,164
Howard E. Friedman	308,575,578	970,645	6,448,164
Daniel C. Keith	297,018,497	12,527,546	6,448,164
Martin R. Leader	297,018,497	12,527,546	6,448,164
Lawrence E. McCanna	295,676,555	13,869,488	6,448,164

Proposal 2: Ratification of Independent Registered Public Accounting Firm

In response to Proposal 2, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.  The table below sets forth the results of the voting for the ratification of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
315,551,902	113,558	328,747	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Senior Vice President / Chief Accounting Officer

Dated: June 5, 2015